Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated August 11, 2025, which appeared in the Virtuix Holdings, Inc. form S-1 relating to the audits of the consolidated financial statements as of March 31, 2025 and 2024 and for the periods then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

June 15, 2026